COMPUTATION OF EARNINGS PER SHARE                                  EXHIBIT 11.1
CAROLINA FIRST CORPORATION AND SUBSIDIARIES
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                                                            FOR THE YEAR ENDED
                                                             DECEMBER 31, 1996
                                                             -----------------

A.  Net income .............................................      $10,474,000
    Less:  Dividends on preferred stock ....................           63,000
                                                             -----------------
B.  Net income applicable to common shareholders ...........      $10,411,000
                                                             =================



PRIMARY EARNINGS PER SHARE

    Average shares outstanding .............................       10,705,107
    Dilutive average shares outstanding under options ......          280,767
    Exercise prices ........................................  $4.81 to $17.50
    Assumed proceeds on exercise ...........................       $2,343,897
    Average market value per share .........................            16.10
    Less:  Treasury stock purchased with the assumed
       proceeds from exercise of options ...................          146,166
                                                             -----------------
C.  Adjusted average shares -- Primary .....................       10,839,708
                                                             -----------------

    Primary Earnings Per Share (B/C) .......................            $0.96
                                                             =================


FULLY DILUTED EARNINGS PER SHARE

    Average shares outstanding .............................       10,705,107
    Dilutive average shares outstanding under options ......          280,767
    Exercise prices ........................................  $4.81 to $17.50
    Assumed proceeds on exercise ...........................       $2,343,897
    Market value per share .................................            16.54
       proceeds from exercise of options ...................          142,072
                                                             -----------------
    Adjusted averaged shares ...............................       10,843,802
                                                             -----------------
    Common shares from the assumed conversion of
       convertible preferred stock .........................          527,745
                                                             -----------------
D.  Adjusted average shares -- Fully diluted ................      11,371,547
                                                             -----------------

    Fully Diluted Earnings Per Share (A/D) ..................           $0.92
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